EXHIBIT 4.22

                               SECURITY AGREEMENT

                  THIS SECURITY AGREEMENT is dated as of March 31, 1999 and entered into by and between ValueStar, Inc., a California corporation
("Borrower"), and Seacoast Capital Partners Limited Partnership, a Delaware limited partnership, Pacific Mezzanine Fund, L.P., a California limited partnership and Tangent Growth Fund, L.P., a California limited partnership (collectively, "Lenders").


                              W I T N E S S E T H:

                  WHEREAS, Borrower and Lenders are parties to a Note Purchase Agreement of even date herewith, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time (the "Note Purchase Agreement"), providing for the purchase of $2,450,000 of Borrower's 8% senior notes (collectively, the "Senior Note") and other financial accommodations to be made to Borrower by Lenders;

                  WHEREAS, it is a condition to the purchase of the Senior Note and other financial accommodations under the Note Purchase Agreement, that Borrower shall have granted the security interests contemplated by this Agreement, and Borrower desires to grant such security interests in order to induce Lenders to purchase the Senior Note pursuant to the Note Purchase Agreement;

                  NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to purchase the Senior Note, Borrower hereby agrees with Lenders as follows:

1.       Definitions

                  1.1. Certain Defined Terms. Terms defined in the Note Purchase Agreement and not otherwise defined herein have the respective meanings provided for in the Note Purchase Agreement. The following terms, as used herein, have the meanings set forth below:

                  "Accounts" means all "accounts" (as defined in the UCC) now owned or hereafter created or acquired by Borrower and all of the following now owned or hereafter created or acquired by Borrower: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Borrower arising from the sale, lease or exchange of goods or other property and/or the performance of services; (b) rights in, to and under all purchase orders for goods, services or other property; (c) rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit);
         (d) monies due to or to become due to Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges with respect thereto (whether or not yet earned by performance on the part of Borrower); and (e) all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing.

                  "Collateral"  has the meaning assigned to that term in Section
         2.

                  "Control" means "control" as defined in the UCC.

                  "Copyright License" means any oral or written agreement now or hereafter in existence granting to Borrower any right to use any copyright, all as may be amended, supplemented or otherwise modified from time to time.

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                  "Copyright  Mortgage"  means,  if any,  a  Copyright  Mortgage executed and delivered by Borrower to Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Copyrights" means collectively all of the following now owned or hereafter created or acquired by Borrower: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications including, without limitation, those listed on any schedule to any Copyright Mortgage; (b) all renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and
         (f) all goodwill associated with any of the foregoing.

                  "Depository  Account" has the meaning assigned to such term in
         Section 7.

                  "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Borrower including, without limitation, all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

                  "Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by Borrower including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft, rolling stock and all other tangible personal property (other than Inventory) and all parts thereof and all additions and accessions thereto and replacements therefor.

                  "Fixtures" means all "fixtures" (as defined in the UCC) now owned or hereafter acquired by Borrower including, without limitation, plant fixtures, trade fixtures and business fixtures, wherever located, and all additions and accessions thereto and replacements therefor.

                  "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter created or acquired by Borrower including, without limitation: (a) all agreements, leases, licenses and contracts to which Borrower is or may become a party; (b) all obligations or indebtedness owing to Borrower (other than Accounts) or other rights to receive payments of money from whatever source arising and all collateral security therefor; (c) all tax refunds and tax refund claims; (d) all Intellectual Property; (e) all choses in action and causes of action; and (f) all trade secrets and other confidential information relating to the business of Borrower including, without limitation: the names and addresses of, and credit and other business information concerning, Borrower's past, present or future customers; the prices which Borrower obtains for its services or at which it sells merchandise; policies and procedures pertaining to the sale and design of equipment, components, devices and services furnished by Borrower; information concerning suppliers of Borrower; and information concerning the manner of operation, business plans, projections, and all other information of any kind or character, whether or not reduced to writing, with respect to the conduct by Borrower of its business not generally known by the public.

                  "Instruments" means all "instruments", "chattel paper" and "letters of credit" (each as defined in the UCC) in which Borrower now has or hereafter acquires any rights including, without limitation, all checks, drafts, notes, bonds, debentures and certificates of deposit.

                  "Intellectual   Property"  means   collectively   all  of  the
         following: Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

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                  "Inventory"  means all "inventory" (as defined in the UCC) now owned or hereafter acquired by Borrower, wherever located, including, without limitation, finished goods, raw materials, work in process and
         other  materials  and  supplies   (including   packaging  and  shipping
         materials) used or consumed in the manufacture or production thereof and goods which are returned to or repossessed by Borrower.

                  "Investment Property" means all "investment property" (as defined in the UCC) now owned or hereafter acquired by Borrower including, without limitation, all securities (certificated and uncertificated), securities accounts, securities entitlements, commodity contracts and commodity accounts (as each such term is defined in the UCC).

                  "Patent License" means any oral or written agreement now or hereafter in existence granting to Borrower any right to use any invention on which a patent is in existence, all as may be amended, supplemented or otherwise modified from time to time.

                  "Patent Mortgage" means, if any, a Patent Mortgage executed and delivered by Borrower to Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Patents" means collectively all of the following now owned or hereafter created or acquired by Borrower: (a) all patents and patent applications including, without limitation, those listed on any schedule to any Patent Mortgage and the inventions and improvements described and claimed therein, and patentable inventions; (b) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with any of the foregoing.

                  "Proceeds" means all "proceeds" (as defined in the UCC) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral including, without limitation, all claims of Borrower against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

                  "Secured Obligations" has the meaning assigned to that term in
         Section 3.

                  "Security Interests" means the security interests granted pursuant to Section 2 hereof and pursuant to any Copyright Mortgage, Patent Mortgage and any Trademark Mortgage, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement or the other Loan Documents.

                  "Trademark License" means any oral or written agreement now or hereafter in existence granting to Borrower any right to use any trademark, all as may be amended, supplemented or otherwise modified from time to time.

                  "Trademark Mortgage" means, if any, a Trademark Mortgage executed and delivered by Borrower to Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Trademarks" means collectively all of the following now owned or hereafter created or acquired by Borrower: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints

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         and labels on which any of the foregoing  have appeared or appear,  all
         registrations   and  recordings   thereof,   and  all  applications  in
         connection therewith including, without limitation, those listed on any schedule to any Trademark Mortgage; (b) all renewals thereof; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.

                  "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of California, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

                  1.2. Other Definition Provisions. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of the same and any successor statutes and regulations.

2.       Grant of Security Interests

                  To secure the payment, performance and observance of (i) the Secured Obligations, (ii) any obligations, liabilities, indebtedness or other amounts owing by Parent to Lenders, and (iii) Borrower's obligations under the Subsidiary Guaranty Agreement, Borrower hereby grants Lenders, a continuing security interest in, a right of setoff against, and an assignment to Lenders of, all right, title and interest of Borrower in all personal property, whether now owned or existing or hereafter acquired or arising and regardless of where located including, without limitation, the following (all being collectively referred to as the "Collateral"):

                  (a) Accounts;

                  (b) Inventory;

                  (c) General Intangibles;

                  (d) Documents;

                  (e) Instruments;

                  (f) Equipment;

                  (g) Fixtures;

                  (h) Investment Property;

                  (i) All deposit accounts of Borrower maintained with any bank or financial institution (other than Depository Accounts) and the contents thereof;

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                  (j) All  Depository  Accounts,  all  cash and  other  property deposited therein from time to time and other monies and property of Borrower in the possession or under the control of Lenders;

                  (k) All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described in subparts (a) - (j) above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

                  (l) Proceeds of all or any of the property described in subparts (a) - (k) above.

3.       Security for Obligations

                  This Agreement secures the payment and performance of the Obligations and all indebtedness, liabilities and obligations of Borrower now or hereafter existing under this Agreement and all renewals, extensions, restructurings and refinancings of any of the above, including, without limitation, any additional indebtedness which may be extended to Borrower pursuant to any restructuring or refinancing of Borrower's indebtedness under the Note Purchase Agreement, and including any post-petition interest accruing during any bankruptcy reorganization of Borrower or other similar proceeding (all such indebtedness, liabilities and obligations of Borrower being collectively called the "Secured Obligations").

4.       Borrower Remains Liable

                  Anything herein to the contrary notwithstanding: (a) Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Lenders of any of the rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) Lenders shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Lenders be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5.       Representations and Warranties

                  Borrower represents and warrants as follows, except as set forth on Schedule IV:

                  5.1. Location of Equipment, Inventory and Fixtures. All of the Equipment, Inventory and Fixtures are located at the places specified on
Schedule I. All hereafter acquired or arising Equipment, Inventory or Fixtures will be located at the places specified on Schedule I hereto, except as otherwise permitted hereunder. All of said locations are leased by Borrower as lessee except those designated otherwise on Schedule I.

                  5.2. Ownership of Collateral; Bailees. Except for matters disclosed on Schedule II, other Permitted Liens and the Security Interests, Borrower owns the Collateral, and will own all after-acquired Collateral, free and clear of any Lien. No effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office, except for those in favor of Lenders or as disclosed on Schedule II. Except as disclosed on Schedule II, none of the Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor. Borrower does not sell any Inventory to any customer on approval or on any other basis which entitles the customer to return, or which may obligate Borrower to repurchase, such Inventory.

                  5.3. Office Locations; Fictitious Names. The mailing address, chief place of business, chief executive office and office where Borrower keeps its books and records relating to the Accounts, Documents, General Intangibles, Instruments and Investment Property is located at the place specified on
Schedule I. Borrower does not have any other places of business except those separately set forth on Schedule I. Borrower does not do

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business and has not done  business  during the past three years under any trade name or fictitious business name except as disclosed on Schedule III.

                  5.4. Perfection. This Agreement, all necessary UCC filings and all recordings with the U.S. Patent and Trademark Office and the U.S. Copyright Office together create a valid, perfected and, except for the Permitted Liens, first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings (other than continuation statements), registrations, recordings and other actions necessary or desirable to create, perfect and protect such Security Interests have been duly taken, and such Security Interests are entitled to all of the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction which relates to perfected security interests.

                  5.5. Governmental Authorizations; Consents. No authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent of any other Person is required either (a) for the grant by Borrower of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by Borrower or (b) for the perfection of or the exercise by Lenders of their rights and remedies hereunder (except as may have been taken by or at the direction of Borrower or Lenders and except for UCC filings in the State of California and all recordings with the U.S. Patent and Trademark Office and the U.S. Copyright Office).

                  5.6. Accounts. Each existing Account constitutes, and each hereafter arising Account will constitute, the legally valid and binding obligation of the customer obligated to pay the same. The amount represented by Borrower to Lenders as owing by each customer is, or will be, the correct amount actually and unconditionally owing, except for normal cash discounts and allowances where applicable. To Borrower's knowledge, no customer has any defense, set-off, claim or counterclaim against Borrower that can be asserted against Lenders, whether in any proceeding to enforce Lenders' rights in the Collateral or otherwise except defenses, setoffs, claims or counterclaims that would not, in the aggregate, have a Material Adverse Effect on Borrower. None of the Accounts are, nor will any hereafter arising Account be, evidenced by a promissory note or other Instrument other than a check.

                  5.7.  Intellectual  Property.  Except as disclosed on Schedule
5.6 of the Note Purchase Agreement, there are no federally registered Copyrights, Patents or Trademarks. All federally registered Copyrights, Patents and Trademarks disclosed on Schedule 5.6 of the Note Purchase Agreement are valid, subsisting and enforceable and all requisite filings have been made and fees paid.

                  5.8. Inventory. All Inventory is and will be of good and merchantable quality, free from any defects. None of such Inventory is subject to any licensing, patent, trademark, trade name or copyright agreement with any Person that restricts Borrower's ability to manufacture and/or sell the Inventory. The completion of the manufacturing process of such Inventory by a Person other than Borrower would be permitted under any contract to which Borrower is a party or to which the Inventory is subject.

6.       Further Assurances; Covenants

                  6.1. Other Documents and Actions. Borrower will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Lenders may request, in order to create, perfect and protect any security interest granted or purported to be granted hereby or pursuant to any other Agreements or to enable the Lenders to exercise and enforce their rights and remedies hereunder or under any other Agreements with respect to any Collateral. Without limiting the generality of the foregoing, Borrower will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, documents or notices, as may be necessary or desirable, or as the Lenders may request, in order to create, perfect and preserve the security interests granted or purported to be granted hereby or pursuant to any other Agreements; (b) at any reasonable time, upon demand by the Lenders, exhibit the Collateral to allow inspection of the Collateral by the Lenders or Persons designated by the Lenders and to examine and make copies of the records of Borrower related thereto, and to discuss the Collateral and the records of Borrower with respect thereto with, and to be advised as to the same by, Borrower's officers and employees and, after the occurrence and during the continuance of an Event of Default, in the case of the Accounts,

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Documents,  General  Intangibles,  Instruments and Investment  Property with any
Person which is or may be obligated thereon; and (c) upon the Lenders' request, appear in and defend any action or proceeding that may affect Borrower's title to or the Lenders' security interest in the Collateral.

                  6.2. Corporate or Name Change. Borrower will give Lenders at least thirty (30) days prior written notice of any change in Borrower's name, identity, mailing address or corporate structure. With respect to any such change, Borrower will execute such documents and take such actions as the Lenders reasonably deem necessary or desirable to create, perfect and preserve the Security Interests.

                  6.3. Business Locations. Subject to the next sentence, Borrower will keep the Collateral (other than Collateral in the possession of the Lenders and cash on deposit in Depository Accounts and other permitted deposit accounts) at the locations specified on Schedule I. Borrower will give the Lenders at least thirty (30) days prior written notice of any change in Borrower's chief executive office or of any new location of business or any new location for any of the Collateral. With respect to any new location (which in any event shall be within the continental United States), Borrower will execute such documents and take such actions as the Lenders deem necessary to perfect and preserve the Security Interests.

                  6.4. Bailees. No Collateral shall at any time be in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors without Lenders' prior written consent and unless the Lenders, if the Lenders have so requested, have received warehouse receipts or bailee letters satisfactory to the Lenders prior to the commencement of such storage. Borrower shall, upon the request of the Lenders, notify any such warehouseman, bailee, agent or processor of the Security Interests created hereby and shall instruct such Person to hold all such Collateral for the Lenders' account subject to the Lenders' instructions.

                  6.5. Instruments. Borrower will deliver and pledge to Lenders all Instruments duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Lenders.
Borrower will also deliver to Lenders all security agreements securing any Instruments and execute UCC-3 financing statements assigning to Lenders any UCC financing statements filed by Borrower in connection with such security agreements. Borrower will mark conspicuously all chattel paper with a legend, in form and substance satisfactory to Lenders, indicating that such chattel paper is subject to the Security Interests.

                  6.6. Filing  Requirements.  None of the Equipment  (other than motor vehicles not having a market value in excess of $50,000 in the aggregate) is covered by any certificate of title. Upon request of the Lenders, Borrower shall promptly deliver to Lenders any and all certificates of title, applications for title or similar evidence of ownership of all Equipment and shall cause Lenders to be named as lienholder on any such certificate of title or other evidence of ownership. None of the Collateral is of a type in which security interests or liens may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation except for Collateral described on the schedules to any Copyright Mortgage, Patent Mortgage or any Trademark Mortgage. Borrower shall promptly notify Lenders in writing upon acquiring any interest hereafter in Collateral that is of a type where a security interest or lien may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation. Borrower shall promptly inform Lenders of any additions to or deletions from the Equipment and shall not permit any such items to become Fixtures to real estate other than real estate subject to mortgages or deeds of trust in favor of Lenders. The legal description and street address of the property on which any Fixtures are located is set forth on Schedule I, together with the name and common address of the record owner of each such property.

                  6.7. Investment Property Covenants. Borrower will take any and all actions required or requested by Lenders, from time to time, to (a) cause Lenders to obtain exclusive Control of any Investment Property owned by Borrower in a manner acceptable to Lenders and (b) obtain from any issuers of Investment Property and such other Persons, for the benefit of Lenders, written confirmation of Lenders' Control over such Investment Property. For purposes of this subsection 6.7, Lenders shall have exclusive Control of Investment Property if (i) such Investment Property consists of certificated securities and the Borrower delivers such certificated securities to Lenders (with appropriate endorsements if such certificated securities are in registered form); (ii) such Investment Property consists of uncertificated securities and either (x) the Borrower delivers such uncertificated securities to Lenders or (y) the issuer thereof agrees, pursuant to documentation in form and substance satisfactory to Lenders, that it will comply with instructions originated by Lenders without further consent by Borrower; and (iii) such Investment Property consists of security entitlements and either (x) Lenders become the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance satisfactory to Lenders, that it will comply with entitlement orders originated by Lenders without further consent by Borrower.

                  6.8. Account Covenants. Except as otherwise provided in this subsection 6.8, Borrower shall continue to collect, at its own expense, all amounts due or to become due to Borrower under the Accounts and apply such amounts as are so collected to the outstanding balances of said Accounts. In connection with such collections, Borrower may take (and, at Lenders' direction, shall take) such action as Borrower or Lenders may deem necessary or advisable to enforce collection of the Accounts; provided, that Lenders shall have the right at any time after the occurrence and during the continuance of a Default or an Event of Default to: (a) notify the customers or obligors under any Accounts of the assignment of such Accounts to Lenders and to direct such customers or obligors to make payment of all amounts due or to become due directly to Lenders; (b) enforce collection of any such Accounts; and (c) adjust, settle or compromise the amount or payment of such Accounts. After the occurrence and during the continuance of a Default or an Event of Default, all amounts and proceeds received by Borrower with respect to the Accounts shall, if requested in writing by Lenders, be received in trust for the benefit of Lenders shall be segregated from other funds of Borrower and shall be forthwith paid over to Lenders in the same form as so received (with any necessary endorsement) to be held in the Depository Accounts pursuant to Section 7 or applied pursuant to Section 12. Borrower shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon (other than credits and discounts in the ordinary course of business and in amounts which are not material to Borrower) without the prior consent of Lenders.

                  6.9. Intellectual Property Covenants. Borrower shall concurrently herewith deliver to Lenders each Copyright Mortgage, Patent Mortgage and Trademark Mortgage requested by Lenders and all other documents, instruments and other items as may be necessary for Lenders to file such mortgages, as applicable, with the U.S. Copyright Office and the U.S. Patent and Trademark Office. If, before the Secured Obligations are paid in full, Borrower obtains any new Intellectual Property or rights thereto or becomes entitled to the benefit of any Intellectual Property not listed on the schedules to a
Copyright Mortgage, Patent Mortgage or Trademark Mortgage, as applicable, Borrower shall give to Lenders prompt written notice thereof, and shall amend the schedules to include any such new Intellectual Property. Borrower shall: (a) prosecute diligently any copyright, patent or trademark application at any time pending; (b) make application for registration or issuance of all new copyrights, patents and trademarks as reasonably deemed appropriate by Borrower;
(c) preserve and maintain all rights in the Intellectual Property; and (d) use its best efforts, at any time after the occurrence and during the continuance of a Default or an Event of Default, to obtain any consents, waivers or agreements necessary to enable Lenders to exercise its remedies with respect to the Intellectual Property. Borrower shall not abandon any material right to file a copyright, patent or trademark application or shall not abandon any material pending copyright, patent or trademark application, or Copyright, Copyright License, Patent, Patent License, Trademark or Trademark License, without the prior written consent of Lenders. Borrower represents and warrants to Lenders that the execution, delivery and performance of this Agreement by Borrower will not violate or cause a default under any of the Intellectual Property or any agreement in connection therewith.

                  6.10. Protection of Collateral. Borrower will not do anything to impair the rights of Lenders in the Collateral. Borrower will at all times keep the Collateral insured in favor of the Lenders in compliance with the requirements of the Note Purchase Agreement. Borrower assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of Borrower to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, stolen, damaged, or for any reason whatsoever unavailable to Borrower.

                  6.11. Taxes and Claims. Borrower will pay when due all property and other taxes, assessments and governmental charges imposed upon, and all claims against, the Collateral; provided that no such tax, assessment or charge need be paid if Borrower is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Borrower has established such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP; and provided further that the same can be contested without risk of loss or forfeiture or material impairment of the Collateral or the use thereof.

                  6.12. Collateral Description. Borrower will furnish to Lenders, from time to time upon request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lenders may reasonably request, all in reasonable detail. Borrower will, promptly upon request, provide to Lenders all information and evidence it may reasonably request concerning the Collateral, and in particular the Accounts, to enable Lenders to enforce the provisions of this Agreement.

                  6.13. Records of Collateral. Borrower shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as Lenders may reasonably request indicating that the Collateral is subject to the Security Interests.

                  6.14. Federal Claims. Borrower shall notify Lenders of any Collateral having a value in excess of $100,000 which, to its best knowledge, constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law. Upon the request of Lenders, Borrower shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws.

                  6.15. Hot Goods. None of the Inventory of Borrower or any Subsidiary has been or will be produced in violation of any provision of the Fair Labor Standards Act of 1938, as amended, or in violation of any other law.

7.       Bank Accounts; Collection of Accounts and Payments

                  Lenders and Borrower shall enter into a bank agency agreement ("Bank Agency Agreement"), in a form specified by Lenders, with each financial institution with which Borrower maintains from time to time any deposit accounts (general or special). Pursuant to the Bank Agency Agreements, if any, and pursuant hereto, Borrower grants and shall grant to Lenders, a continuing lien upon, and security interest in, all such accounts and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions, and each such financial institution shall act as Lenders' agent in connection therewith.

                  Borrower shall establish lock-box or blocked accounts (collectively, "Blocked Accounts") in Borrower's name with such banks as are acceptable to Lenders ("Collecting Banks"), subject to irrevocable instructions in a form specified by Lenders, to which the obligors of all Accounts shall directly remit all payments on Accounts and in which Borrower will immediately deposit all cash payments for Inventory or other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. In addition, Lenders may establish one or more depository accounts at each Collecting Bank or at a centrally located bank (collectively, the "Depository Account"). From and after receipt by any Collecting Bank of written notice from Lenders to such Collecting Bank that an Event of Default has occurred and is continuing, all amounts held or deposited in the Blocked Accounts held by such Collecting Bank shall be transferred to the Depository Account. Subject to the foregoing, Borrower hereby agrees that all payments received by Lenders whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by Lenders and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Lenders. Borrower, and any of its Affiliates, employees, agents, other Persons acting for or in concert with Borrower shall, acting as trustee for Lenders, receive, as the sole and exclusive property of Lenders, any moneys, checks, notes, drafts or other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of Borrower or any Affiliates, employees, agent, or other Persons acting for or in concert with Borrower, and immediately upon receipt thereof subsequent to the establishment of any Blocked Accounts, Borrower or such Persons shall deposit the same or cause the same to be deposited in kind in a Blocked Account.

8.       Lenders Appointed Attorney-in-Fact

                  Borrower hereby irrevocably appoints Lenders as Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower, Lenders or otherwise or without the signature of Borrower where permitted by law, from time to time in Lenders' reasonable discretion to take any action and to execute any instrument that Lenders may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

9.       Remedies

                  (a) If any Event of Default shall have occurred and be continuing, Lenders may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Lenders forthwith, assemble all or part of the Collateral as directed by Lenders and make it available to Lenders at any reasonable place or places designated by Lenders, in which event Borrower shall at its own expense (A) forthwith cause the same to be moved to the place or places so designated by Lenders and there delivered to Lenders, (B) store and keep any Collateral so delivered to Lenders at such place or places pending further action by Lenders, and (C) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition; (ii) withdraw all cash in the Depository Accounts and apply such monies in payment of the Secured Obligations; and (iii) without notice except as specified below, sell, lease or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, and without the necessity of gathering at the place of sale of the property to be sold, at any of Lenders' offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lenders may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lenders may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lenders. Lenders shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lenders may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

                  (b) Upon the occurrence and during the continuance of an Event of Default, Lenders or its agents or attorneys shall have the right without notice or demand or legal process (unless the same shall be required by applicable law), personally, or by agents or attorneys, (i) to enter upon, occupy and use any premises owned or leased by Borrower or where the Collateral is located (or is believed to be located) until the Secured Obligations are paid in full without any obligation to pay rent to Borrower, to render the Collateral useable or saleable and to remove the Collateral or any part thereof therefrom to the premises of Lenders or any agent of Lenders for such time as Lenders may desire in order to effectively collect or liquidate the Collateral and use in connection with such removal any and all services, supplies and other facilities of Borrower; (ii) to take possession of Borrower's original books and records, to obtain access to Borrower's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Lenders deem appropriate; and (iii) to notify postal authorities to change the address for delivery of Borrower's mail to an address designated by Lenders and to receive, open and dispose of all mail addressed to Borrower.

                  (c) Borrower acknowledges and agrees that a breach of any of the covenants contained in Sections 6, 7 and 9 hereof will cause irreparable injury to Lenders and that Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Lenders to seek and obtain specific performance of other obligations of Borrower contained in this Agreement, that the covenants of Borrower contained in the Sections referred to in this Section shall be specifically enforceable against Borrower.

10.      Assigned Agreements

                  If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably authorizes and empowers Lenders, without limiting any other authorizations or empowerments contained in any of the other Agreements, to assert, either directly or on behalf of Borrower, any claims Borrower may have, from time to time, against any other party to any of the agreements to which Borrower is a party or to otherwise exercise any right or remedy of Borrower under any such agreements (including without limitation, the right to enforce directly against any party to any such agreement, all of Borrower's rights thereunder, to make all demands and give all notices and to make all requests required or permitted to be made by Borrower thereunder).

11.      Limitation on Duty of Lenders with Respect to Collateral

                  Beyond the safe custody thereof, Lenders shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Lenders shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Lenders shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Lenders in good faith.

12.      Application of Proceeds

                  Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Depository Accounts shall be applied: first, to all fees, costs and expenses incurred by Lenders with respect to the Note Purchase Agreement, the other Agreements, or the Collateral including, without limitation, those described in Section 13 hereof; second, to accrued and unpaid interest on the Secured Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, to the principal amounts of the Secured Obligations outstanding; and fourth, to any other indebtedness or obligations of Borrower owing to Lenders. Any balance remaining shall be delivered to Borrower or to whomsoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

13.      Expenses

                  Borrower shall pay all costs, fees and expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, all costs, fees and expenses of perfecting, maintaining and enforcing the Security Interests, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral as may be required under the terms of the Note Purchase Agreement, or with respect to the sale or other disposition thereof.

14.      Termination of Security Interests; Release of Collateral

                  Upon payment in full of all Secured Obligations and the termination of all commitments under the Agreement, including any notice of default or notice of sale, the Security Interests granted herein shall terminate and all rights to the Collateral shall revert to Borrower. Upon such termination of the Security Interests or release of any Collateral, Lenders will, at the expense of Borrower, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

15.      Notices

                  Any notice, approval, request, demand, consent or other communication hereunder, including any notice of default or notice of sale, shall be given in accordance with the notice provision of the Note Purchase Agreement.

16.      Successors and Assigns

                  This Agreement is for the benefit of the Lenders and their respective successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the Secured Obligations so assigned, may be transferred with such Secured Obligations. This Agreement shall be binding on Borrower and its successors and assigns; provided that Borrower may delegate its obligations under this Agreement without Lenders' prior written consent.

17.      Amendments, Waivers and Consents

                  No consent, amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing signed by a majority in interest of Lenders and Borrower.

                  Borrower hereby waives any right to exoneration of sureties which would otherwise be applicable and waives the benefit of any statute of limitations to the extent permitted by law.

                  Borrower agrees that each waiver set forth in this Agreement is made with full knowledge of its significance and consequences and is, under the circumstances, reasonable and not contrary to public policy or law. If a court of competent jurisdiction shall determine that any such waiver is in any respect contrary to public policy or applicable law, such waiver shall nevertheless remain effective to the extent not so contrary.


18.      Applicable Law

                  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

19.      Headings

                  The headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

20.      Survival

                  All representations and warranties of Borrower shall survive the execution and delivery of this Agreement.

                  Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                               VALUESTAR, INC.

                               By:/s/ JAMES STEIN
                               Name:  James Stein
                               Its:   President and Chief Executive Officer

                               SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP

                               By:      Seacoast Capital Corporation,
                                        its general partner

                               By:/s/ JEFFREY J. HOLLAND
                               Name:     Jeffrey J. Holland
                               Title:    Vice President


                               PACIFIC MEZZANINE fund, a limited
                               liability company

                               By: Pacific Private Capital
                                   its general partner

                               By: /s/ DAVID WOODWARD
                               Name:     David Woodward
                               Title:    General Partner


                               TANGENT GROWTH FUND, L.P.

                               By:  Tangent Fund Management LLC
                                    its general partner


                               By:  /s/ MARK P. GILLES
                               Name:     Mark P. Gilles
                               Title:    Vice President